UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	September 28, 2006

HOMEBANC CORP.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification Number)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia		30319
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, including area code:	(404) 459-7400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Bear Stearns Aggregation Facility Repurchase Agreement

On September 28, 2006, HomeBanc Funding Corp. II (“Funding II”) and Bear Stearns Mortgage Capital Corporation (“Bear Stearns”) entered into Amendment No. 10 (the “Bear Amendment”) to the Master Repurchase Agreement dated as of April 29, 2004 (as amended to date, the “Bear Aggregation Facility”). Funding II is a wholly-owned subsidiary of HomeBanc Corp. (“HomeBanc”). The Bear Amendment extended the termination date of the Bear Aggregation Facility to September 27, 2007. A copy of the Bear Amendment is attached hereto as Exhibit 10.1, and incorporated herein by this reference.

Amendment to Liquid Funding Repurchase Agreement

On September 29, 2006, HomeBanc and HomeBanc Mortgage Corporation (“HBMC”) entered into Amendment Number Two (the “Liquid Funding Amendment”) to the Master Repurchase Agreement dated as of March 27, 2006 (as previously amended, the “Repurchase Agreement”), by and among Liquid Funding Ltd. (“Liquid Funding”), HomeBanc and HBMC. HBMC is a wholly-owned subsidiary of HomeBanc. A copy of the Liquid Funding Amendment is attached hereto as Exhibit 10.2 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Amendment No. 10 to Master Repurchase Agreement dated as of September 28, 2006 by and between Bear Sterns Mortgage Capital Corporation and HomeBanc Funding Corp. II.

10.2	Amendment Number Two to Master Repurchase Agreement dated as of September 29, 2006 by and among HomeBanc Corp., HomeBanc Mortgage Corporation and Liquid Funding, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 2, 2006

HOMEBANC CORP.

		By:	/s/ ALANA L. GRIFFIN
		Name:	Alana L. Griffin
		Title:	Senior Vice President, Assistant General Counsel & Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 10 to Master Repurchase Agreement dated as of September 28, 2006 by and between Bear Stearns Mortgage Capital Corporation and HomeBanc Funding Corp. II.
10.2	Amendment Number Two to Master Repurchase Agreement dated as of September 29, 2006 by and among HomeBanc Corp., HomeBanc Mortgage Corporation and Liquid Funding, Ltd.